10.35 July 1, 2011 binding LOI for CUI Global to convey its 49% ownership interest in Comex Electronics to the owners of the remaining 51% of Comex Electronics.

AMENDMENT TO
DIVESTMENT AGREEMENT REGARDING
STOCK SALE AND PURCHASE AGREEMENT
BETWEEN CUI GLOBAL, INC. (formerly: WAYTRONX, INC),
KUNIO YAMAGISH AND OTHERS ON JULY 1, 20009

WHEREAS the Parties hereto, CUI GLOBAL, INC. (formerly known as WAYTRONX, INC. ("CUI GLOBAL"), on the one hand, and KUNIO YAMAGISHI (hereinafter collectively: "Purchaser"), on the other hand, entered into a Stock Sale and Purchase Agreement on July 1, 2009 ("the Agreement");

WHEREAS under the terms of the original Agreement, Purchasers were to re-acquire one hundred percent (100%) of CME effective July 1, 2011;

WHEREAS under the terms of the Agreement, Purchasers executed a Promissory Note in the amount of SIX HUNDRED SEVENTEEN THOUSAND NINE HUNDRED AND SEVENTY-FIVE DOLLARS AND FORTY-EIGHT CENTS ($617,975.48);

WHEREAS under the terms of the Agreement, the Promissory Note had a Five (5) year term – due and payable on or before July 1, 2016, an annualized interest rate of four percent (4%) and a set monthly payment schedule.

WHEREAS the Parties have agreed to modify certain provisions of the Promissory Note payment schedule;

THE PARTIES therefore agree as follows:

1. This Amendment is entered into pursuant to mutual agreement of the Parties.
2. This Amendment modifies ***only*** the payment schedule for the Promissory Note and ***only*** to the extent specifically set forth herein and does not in any way effect the force and effect of other provisions within the Notes.
3. Upon full execution of this Amendment, the Parties agree that the monthly payment schedule shall be as follows:
    a. Payments February 2012 through December 2012 - $5,000.00 per month;
    b. Payments January 2013 through December 2013 - $5,000.00 per month;
    c. Payments January 2014 through due date to be set in 2013, but to be not less than $5,000.00 per month;
    d. Balloon payment representing the entire balance due on or before July 1, 2016.

This document consists of two (2) pages, including the following signature page and is dated this 13th day of April 2012.

AGREED TO AND ACCEPTED:

PURCHASERS

By: Kunio Yamagishi
Title: Managing Director

CUI GLOBAL, INC.

By: Daniel N. Ford
Title: Chief Financial Officer